Exhibit 23.3

January 16, 2026

To:	Scage Future (the “Company”)

2F, Building 6, No. 6 Fengxin Road,

Yuhuatai District, Nanjing City,

Jiangsu Province, 210012,

PRC

Ladies and Gentlemen:

Solely in connection with the PRC legal matters in the Registration Statement on Form F-1 of the Company, we hereby consent to the references to us on the cover and under the heading “Prospectus Summary” “Risk Factors”” “Enforceability of Civil Liability” and “Legal Matters” in such Registration Statement.

In giving such consent: (i) we have not reviewed, and do not express any opinion on, any disclosure in the Company’s annual report on Form 20-F incorporated by reference herein, except to the extent that such disclosure is expressly reproduced or summarized in this Registration Statement and expressly attributed to us; and (ii) we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder.

Yours faithfully,
For and on behalf of
Yenlex Partners

/s/ Yenlex Partners